UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2025

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 323-8983

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2025, Unusual Machines, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors pursuant to which the Company sold and issued 5,000,000 shares of Common Stock, par value $0.01 per share, in a registered direct public offering (the “Offering”), at a price to the public of $9.70 per share, with Dominari Securities, LLC acting as placement agent (the “Placement Agent”). A form of the Purchase Agreement is filed herewith as Exhibit 10.1. The Offering closed on July 15, 2025.

In connection with the Offering, on July 14, 2025 the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement,” and together with the Purchase Agreement, the “Agreements”) with the Placement Agent, pursuant to which on July 15, 2025, the Company has issued the Placement Agent warrants to purchase 350,000 shares of our common stock (the “Placement Agent Warrants”) equal to seven percent of the shares of Common Stock sold in the Offering. The Placement Agent Warrants may be exercised after January 10, 2026, have an exercise price of $9.70 per share, are non-tradeable and expire on July 15, 2027. The Company also paid the Placement Agent a cash fee equal to $3,395,000, or seven percent of the gross proceeds of the Offering, in addition to reimbursement of the Placement Agent’s legal and certain other expenses in connection with the Offering. A copy of the Placement Agent Agreement is filed herewith as Exhibit 10.2, and a copy of the Placement Agent Warrants is filed herewith as Exhibit 10.3.

The Agreements contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations, including for liabilities under the Securities Act of 1933 (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreements were made only for purposes of the Agreements and as of specific dates, were solely for the benefit of the parties to the Agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreements.

Similarly, the Placement Agent Warrants contain customary indemnification obligations of the Company, including for liabilities under the Securities Act.

The gross proceeds to the Company from the sale of the shares of Common Stock was $48.5 million, before deducting Placement Agent fees and other estimated offering expenses payable by the Company.

The Company intends to use the net proceeds of the Offering for the purchase of drone motor manufacturing equipment and for general corporate purposes and working capital.

The Common Stock were offered and sold pursuant to the Company’s effective shelf Registration Statement on Form S-3 (Registration Statement No. 333-286413) filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2025, and declared effective by the SEC on April 21, 2025, and a final Prospectus Supplement filed with the SEC dated July 14, 2025.

The foregoing description of the terms of the Purchase Agreement, the Placement Agency Agreement, and the Placement Agent Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to such documents, copies or forms of which are filed herewith as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the shares of Common Stock issued in the Offering is attached as Exhibit 5.1 hereto.

Item 7.01 Regulation FD Disclosure.

On July 15, 2025, the Company issued a press release announcing that the Company has closed the Offering. A copy of the press release is furnished as Exhibit 99.1.

The information contained in the press release attached as Exhibit 99.1, to this Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1, respectively, to this Report shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement
10.3	Placement Agent Warrant, issued to Dominari Securities LLC
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
99.1	Press Release dated July 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: July 15, 2025	By:	/s/ Allan Evans
	Name:	Allan Evans
	Title:	Chief Executive Officer

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